UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 28, 2011
CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079

(Address of Principal Executive Offices)	(Zip Code)
(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 28, 2011, CARBO Ceramics Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Proppant Supply Agreement, dated August 28, 2008, by and between Halliburton Energy Services, Inc. (“Halliburton”) and the Company (the “Supply Agreement”). In summary, the Amendment (i) extends the term of the Supply Agreement until January 15, 2016, (ii) modifies the discount provisions in the Supply Agreement, (iii) stipulates that the Company will have satisfied its obligation to use commercially reasonable efforts to supply product if a certain percentage of the Company’s annual production is made available for purchase, (iv) provides that Halliburton will use commercially reasonable efforts to purchase a certain percentage of its international product needs from the Company, (v) deletes Sections 3.3 and 6.1 of the Supply Agreement, and (vi) makes certain administrative changes to the Supply Agreement, including changes to the timing of when reports are to be delivered to Halliburton.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: March 4, 2011	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer